Exhibit 99.1

Investor and Media Contact: Whitney Finch
FOR IMMEDIATE RELEASE	Vice President of Investor Relations
December 11, 2013	813.421.7694
wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES

ACQUISITION OF APPROXIMATELY $30 BILLION OF MORTGAGE SERVICING RIGHTS

(Tampa, Fla.) - Walter Investment Management Corp. (NYSE: WAC) (“Walter Investment” or the “Company”) today announced that it has entered into a definitive agreement with a large national depository to acquire a pool of mortgage servicing rights (“MSRs”) backed by Fannie Mae with an aggregate unpaid principal balance of approximately $30 billion.

The portfolio of assets to be acquired consists of approximately 270,000 accounts that are projected to be approximately 99% current at transfer and includes over 100,000 accounts which are eligible for the government sponsored Home Affordable Refinance Program. Servicing transfers are expected to occur in staged boardings during the first three quarters of 2014.

The current acquisition is part of the Company’s previously announced plan to acquire MSRs having an aggregate unpaid principal balance of approximately $62 billion. Of that amount, the Company has now entered into definitive agreements for the acquisition of MSRs having an aggregate unpaid principal balance of approximately $54 billion, while letters of intent have been executed in connection with the remaining transactions. The current acquisition, as well as certain of the other pending transactions are subject to customary closing conditions, including GSE approval.

Mark J. O’Brien, Chairman and CEO of Walter Investment said, “We are pleased to announce this transaction, which further extends our strategic client relationships with large national depository institutions and underscores the sector’s focus on outsourcing non-core assets to specialty servicers. We look forward to working with the seller to ensure a seamless servicing transition for our new customers.”

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and originator focused on finding solutions for consumers and credit owners. Based in Tampa, Fla., the Company has over 6,400 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to certain events that may affect the Company’s future performance. Statements that are not historical facts are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,”

“plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, which could cause actual results, performance or achievements to differ materially from future results, performance or achievements. These forward-looking statements are based on the Company’s current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. This press release speaks only as of this date. Walter Investment disclaims any duty to update the information herein.